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                                                                     Exhibit 10r

                  SEVERANCE AGREEMENT DUE TO CHANGE IN CONTROL
                               OF COBANCORP INC.


        This AGREEMENT is made and entered into this 16th day of June, 1997, by and among CoBancorp Inc. (the "Corporation"), a corporation organized under the laws of the State of Ohio, with its main office in Elyria, Ohio, PremierBank & Trust (the "Bank"), an Ohio-chartered, FDIC-insured member bank with its main offices in Elyria, Ohio, Jefferson Savings Bank, an Ohio-chartered savings association, and James R. Bryden (the "Executive"). Any reference to the "Board of Directors" herein shall mean the Board of Directors of the Corporation. Any reference to "FDIC" herein shall mean the Federal Deposit Insurance Corporation. Any reference to "FRB" shall mean the Board of Governors of the Federal Reserve System and any reference to "Superintendent" herein shall mean the Superintendent of the Ohio Division of Financial Institutions.

        WHEREAS, the Executive has heretofore served in the position of Regional President of the Bank and continues to serve as Regional president of the Bank; and

        WHEREAS, the Executive has served in the position of President of Jefferson Savings Bank since February 28, 1997 and continues to serve as President of Jefferson Savings Bank;

        NOW THEREFORE, in consideration of the performance of the responsibilities of the Executive and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

1.      NO EMPLOYMENT CONTRACT

        The parties hereto acknowledge and agree that this Agreement is not a management or employment agreement and that none of the terms and conditions contained herein shall be effective until such time as there is a Change in Control as hereinafter defined

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in this Agreement. Prior to a Change in Control, the Executive agrees and acknowledges that he is an employee-at-will of the Bank and Jefferson Savings Bank.

2.      TERM OF AGREEMENT

        The initial term of this Agreement shall be for a period of three (3) years commencing January 1, 1997 (hereafter referred to as the "Anniversary Date"). Commencing on the first Anniversary Date of this Agreement, and continuing at each Anniversary Date thereafter, the Agreement shall automatically renew for one (1) additional year beyond the then effective expiration date only upon a determination and resolution of the Board of Directors that the performance of the Executive has met the requirements and standards of the Board and that such term shall be extended (if the Board of Directors determines not to extend the term, it shall promptly so notify the Executive, with such election by the Board not to extend the term not to otherwise affect the then term of this Agreement). Reference herein to the term of this Agreement shall refer both to such initial term and such extended terms. Unless sooner terminated as set forth herein, this contract shall terminate when the Executive reaches age sixty-five (65).

3.      TERMINATION FOR CAUSE

        (a) The Executive shall have no right to receive severance or other benefits under this Agreement for any period after the date of termination for Cause. For purposes of this Agreement, termination by the Corporation, the Bank or Jefferson Savings Bank for "Cause" shall mean only the following events:

          (i)    personal dishonesty;
         (ii)    incompetence;
        (iii)    material breach of any provision of this Agreement;



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       (iv)   breach of a fiduciary duty involving personal gain or profit;

       (v)    intentional failure to perform stated duties;

       (vi) a willful and material breach of the policies and procedures for the operation of the Bank or Jefferson Savings Bank provided to the Executive by formal action of the Board of Directors;

       (vii) willful violation of any law, rule, regulation (other than a law, rule or regulation relating to a traffic violation or similar offense) or final cease-and-desist order; or

       (viii) willful misconduct.

       (b)(i) For purposes of Paragraph 3(a)(ii), "incompetence" shall mean the Executive's performance of his duties as measured against the then prevailing standards in the Ohio banking industry.

       (ii) For purposes of Paragraph 3(a)(vii) and 3(a)(viii), no act, or failure to act, on the Executive's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Bank or Jefferson Savings Bank.

       (iii) For purposes of Paragraph 3(a)(vii), a cease-and-desist order shall not become final until consent by the Corporation, the Bank or Jefferson Savings Bank, as the case may be, to such order, or the exhaustion or lapse of all (administrative and judicial) appeal rights in relation thereto.


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4.      VOLUNTARY TERMINATION OF AGREEMENT

        This Agreement may be terminated by the Executive at any time upon ninety (90) days' written notice to the Bank, Jefferson Savings Bank or the Corporation or upon such shorter period as may be agreed upon between the Executive and the Board of Directors.

5.      GOVERNMENTAL TERMINATION OF AGREEMENT

        (a) If the Executive is removed from office and/or permanently prohibited from participating in the conduct of the Bank's, Jefferson Savings Bank's or the Corporation's affairs by an order issued under Section 8(e) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(e), or the Ohio Revised Code, all obligations of the Bank, Jefferson Savings Bank and the Corporation under this Agreement shall terminate as of the effective date of the order.

        (b) If the Bank or Jefferson Savings Bank is declared insolvent by the Superintendent, all obligations under this Agreement shall terminate.

        (c) All obligations under this Agreement may be terminated by the FDIC at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank or Jefferson Savings Bank under the authority contained in
Section 13(c) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1823(c).

        (d) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's or Jefferson Savings Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(e)(3) or (g)(1), the Corporation's, Jefferson Savings Bank's and the Bank's obligations under subparagraphs 6(a),
(b) and (c) of this Agreement shall be suspended as the date of service, unless stayed by appropriate proceedings.

        (e) If the charges in the notice referenced in subparagraph 5(d) are dismissed, the Board of Directors may in its discretion:


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       (i)    pay the Executive all or part of the severance benefits while its contract obligations were suspended, and

       (ii) reinstate (in whole or in part) any of its obligations which were suspended as required in subparagraph (d) above.

6.      CHANGE IN CONTROL

        (a) If, during the term of this Agreement, there is a Change in Control of the Corporation, the Executive shall be entitled to termination or severance payment in the event the Executive's employment with the Bank, Jefferson Savings Bank or the Corporation is involuntarily terminated, in connection with or within one (1) year after the Change in Control, other than for Cause or pursuant to Paragraphs 4 or 5. This payment shall also be made in the case of the Executive's voluntary termination of employment for Good Reason (as defined in Paragraph 7) in connection with, or within one (1) year after, a Change in Control of the Corporation. Such voluntary termination of employment for Good Reason in connection with, or within one (1) year after, a Change in Control of the Corporation shall not constitute a termination for Cause or a voluntary termination subject to Paragraph 4 of this Agreement. The amount of this severance payment shall be the benefits specified in Paragraph 8 of this Agreement.

        (b) For purposes of this Agreement, a "Change in Control of the Corporation" shall mean:

         (i) The acquisition by a person or persons acting in concert of the power to vote twenty five percent (25%) or more of a class of the Corporation's voting securities, or the acquisition by a person of the power to direct the Corporation's management or policies, if the Board of Directors or the FRB has made a determination that


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              such acquisition constitutes or will constitute an acquisition of control of the Corporation for the purposes of the Bank Holding Company Act or the Change in Bank Control Act and the regulations thereunder;

       (ii) during any period of two (2) consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors in office at the beginning of the period; or

       (iii) the Corporation shall have merged into or consolidated with another corporation, or merged another corporation into the Corporation, on a basis whereby less than fifty percent (50%) of the total voting power of the surviving corporation is represented by shares held by former shareholders of the Corporation prior to such merger or consolidation; or

       (iv) the Corporation shall have sold substantially of its assets to another person. The term "person" refers to an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or other entity.

        (c) Upon the Executive's termination of employment arising under this Paragraph 6 within one (1) year after the occurrence of a Change in Control of the Corporation,


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the Corporation will cause to be continued life, health and disability insurance coverage substantially identical to the coverage maintained by the Bank, Jefferson Savings Bank or the Corporation for Executive prior to his severance. Such coverage shall cease upon the earlier of Executive's employment by another employer or twelve (12) months from such termination.

7.      GOOD REASON

        For purposes of this Agreement, "Good Reason" shall mean the occurrence after a Change in Control of any of the events or conditions described in subparagraphs (a) through (e) hereof without the Executive's express written consent; provided the Executive's right to terminate his employment pursuant to this Paragraph 7 shall not be affected by his incapacity due to physical or mental illness:

        (a) A change in the Executive's status, title, position or responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment, does not represent a promotion from his status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Executive of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Executive from or failure to reappoint him to any of such positions, except in connection with the termination of his employment for (i) disability, (ii) Cause, (iii) pursuant to Paragraphs 4 or 5, (iv) as a result of his death or (v) by the Executive other than for Good Reason;

        (b) A reduction by the Bank, Jefferson Savings Bank or the Corporation in the Executive's base salary as in effect on the date of a Change in Control of the Corporation;

        (c) The relocation of his/her principal place of employment to a location outside a thirty (30)-mile radius of Delaware, Ohio or requiring the Executive to be based at any




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place other than Delaware, Ohio, except for reasonably required travel which is not materially greater than such travel requirements prior to the Change in Control;

        (d) The failure by the Bank, Jefferson Savings Bank or the Corporation to continue to provide the Executive with benefits substantially similar to those provided to him under any of the employee benefit plans in which the Executive becomes a participant, or the taking of any action by the Bank, Jefferson Savings Bank or the Corporation which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by him at the time of the Change in Control.

8.      TERMINATION BENEFITS

        Upon the occurrence of a Change in Control, followed by the voluntary or involuntary termination of Executive's employment with the Bank or Jefferson Savings Bank other than for Cause or pursuant to Paragraphs 4 or 5, the Bank shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to two (2) times the average annual salary paid to Executive by the Bank and the Corporation during the previous year immediately preceding Executive's termination.

9.      PAYMENT OF LEGAL FEES

        Reasonable legal fees and expenses paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the Agreement shall be paid or reimbursed by the Corporation in accordance with the following. If the Executive, the Bank, Jefferson Savings Bank or the Corporation initiates a proceeding and the Executive prevails, all reasonable legal fees and expenses shall be paid by the Corporation. If the Executive initiates a proceeding and does not prevail on his/her claim, then the Corporation shall reimburse the Executive for all legal fees and expenses but not to exceed the sum of $25,000.


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10.     SUCCESSOR ORGANIZATION

        The obligations of the Corporation, Jefferson Savings Bank and the Bank as set forth herein shall continue to be the obligation of any successor organization, any organization which purchases substantially all of the liabilities of the Corporation, Jefferson Savings Bank or the Bank, as well as any organization which assumes substantially all of the liabilities of the Corporation or the Bank whether by merger, consolidation, or other form of business combination. This Agreement is personal to the Executive and the Executive may not delegate his duties hereunder.

11.     NOTICES

        All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.

        A.      If to the Corporation, to:

                Chairman
                CoBancorp Inc.
                1530 West River Road North
                Elyria, Ohio 44035


        B.      If to the Executive, to:

                ----------------------------

                ----------------------------

                ----------------------------


and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.


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12.     AMENDMENTS

        No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

13.     PARAGRAPH HEADINGS

        The paragraph headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

14.     SEVERABILITY

        The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

15.     GOVERNING LAW

        This Agreement shall, except to the extent that federal law (including any law, rule, or regulations of the FDIC) shall be deemed to apply, be governed by and construed and enforced in accordance with the laws of Ohio.

16.     ARBITRATION

        Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

17.     COVENANT NOT TO COMPETE

        Executive hereby agrees that he shall not, and shall cause any entity that he controls or is affiliated with not to, for a period of two (2) years after the date of Executive's


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voluntary or involuntary termination of employment for any reason, with or without Cause, or with or without Good Reason, do any of the following:

        (a) Serve as director of employee of, or consult or contract with any federally insured depository institution (or holding company thereof) that conducts business (whether through "brick and mortar" presence or otherwise) in either Franklin or Delaware County, Ohio (the "Territory") or in any manner directly or indirectly compete with the Bank within the Territory, both parties recognizing that such geographical limitation is reasonable, does not include all areas in which the Bank presently conducts business and will not prevent Executive from meaningful employment opportunities elsewhere (for example, Cuyahoga County); or

        (b) Compete with the Bank in the Territory or solicit, divert or take away any of the customers, business or patronage of the Bank or its respective subsidiaries or affiliates; or

        (c) Hire, solicit or cause to be solicited for employment by Executive or by any third party any person who is as of the date of such solicitation, or was within the twelve (12) month period prior to the date of such solicitation, an employee of the Bank or of any subsidiary or affiliate of the Bank.

18.     REASONABLENESS OF COVENANTS

        The parties hereto agree that each of the covenants set forth in this Agreement are separate, distinct and severable not only from the other of such covenants but also from any other provisions in this Agreement. The existence of any claim or cause of action of one party against the other party, whether based on this Agreement or otherwise, shall not constitute a defense to the enforcement of such covenants. The parties hereto agree that the covenants set



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forth in this Agreement are appropriate and reasonable as to time, geographical area and scope of activity restrained, when considered in light of the nature and extent of the circumstances and the business of the Bank and the nature and extent of the parties' obligations hereunder and that the covenants do not impose a greater restraint than is necessary to protect the good will and business interests of the Bank.

19.     PROPRIETARY INFORMATION

        Executive agrees not to ever disclose or use at any time any proprietary information of the Bank or its affiliates, whether he has that information committed to memory or it is embodied in writing or other physical form; except with the prior written consent of the Bank. For purposes of this Agreement, the phrase "proprietary information of the Bank or its affiliates" means all confidential information relating to the Bank, including information relating to specific technical matters, such as components, devices, formulas, processes, compilations of information, customer lists, records and other information pertaining to the business of the Bank or its affiliates that is protected by law and that Executive has obtained by reason of his employment by the Bank or his performance of duties for it. Executive agrees not to make known to any person, firm or corporation the names or addresses of any of the customers of the Bank or any other information pertaining to them or call on, solicit or take away, whether on behalf of Executive or any subsequent employer of Executive, any of the Bank's customers on whom Executive called or with whom Executive became acquainted during the course of his employment with the Bank. This confidentiality provision is limited to the two (2) year period described in
Section 17 above.






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        IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.


WITNESSES:                                   COBANCORP INC.

/s/ Lois E. Gunning                          By:   John S. Kreighbaum
-------------------------                       -------------------------------
                                                   John S. Kreighbaum
/s/ Linda Bryant Pavlick                           Chairman, President and
--------------------------                         Chief Executive Officer




WITNESSES:                                   PREMIERBANK & TRUST

/s/ Lois E. Gunning                          By:   John S. Kreighbaum
--------------------------                      -------------------------------
                                                   John S. Kreighbaum
/s/ Linda Bryant Pavlick                           Chairman and
--------------------------                         Chief Executive Officer




WITNESSES:                                   JEFFERSON SAVINGS BANK

/s/ Marya C. Young                           By: /s/ Jerry M. Wolf
--------------------------                      --------------------------------
                                                 Jerry M. Wolf
/s/ Cathy Eveson                                 Chairman
--------------------------

WITNESSES:

/s/ Lois E. Gunning                          By: /s/ James R. Bryden
--------------------------                      -------------------------------
                                                   James R. Bryden
/s/ Linda Bryant Pavlick                           Executive
--------------------------